                                                                    EXHIBIT 4.3

                                                              STATE OF DELAWARE
                                                             SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                      FILED 02:00 PM 06/14/1999
                                                            991238248 - 3056040

                             CERTIFICATE OF TRUST OF

                              CNBF CAPITAL TRUST I

         THIS Certificate of Trust of CNBF CAPITAL TRUST I (the "Trust") is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del.C. Section 3801 et seq.) (the "Act").

         1. Name. The name of the business trust formed by this Certificate of Trust is CNBF Capital Trust I.

         2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention:
Corporate Trust Administration.

         3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State.

         IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

                                       WILMINGTON TRUST COMPANY, as trustee

                                       By:     /s/ W. Chris Sponenberg
                                              ---------------------------
                                       Name:   W. CHRIS SPONENBERG
                                       Title:  ASSISTANT VICE PRESIDENT